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Exhibit 23.2

HJ & ASSOCIATEES, LLC
50 South Main Strett, Suit 1450
Salt Lake City, Utah 84144
Telephone (801) 328 4408
Facsimile (801) 328-4461



                           CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Rubicon Medical Corporation
(Formerly Hi Tech Ventures, Inc.)
Salt Lake City, Utah

We consent to the use in this Registration Statement of Rubicon Medical Corporation (formerly Hi Tech Ventures, Inc. on Form SB-2, of our audit report dated November 21, 2000 for the year ended September 30, 2000, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.



HJ & Associates, LLC
Salt Lake City, Utah
December 6, 2000
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                           CONSENT OF INDEPENDENT AUDITORS



To the Owners
Rubicon Medical, LLC
Salt Lake City, Utah


We consent to the use in this Registration Statement of Rubicon Medical, LLC on Form SB-2, of our audit report dated May 1, 2000 for
 Rubicon Medical, LLC for the
year ended December 31, 1999, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.



HJ & Associates, LLC
Salt Lake City, Utah
December 6, 2000